UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Inter-Tel (Delaware), Incorporated

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On July 6, 2006, Inter-Tel (Delaware), Incorporated issued a press release announcing preliminary net sales results for the second quarter and six months ended June 30, 2007.

A copy of the press release follows:

NEWS RELEASE

1615 SOUTH 52ND STREET, TEMPE, ARIZONA 85281 (480) 449-8900 FAX (480) 449-8919

For Release	July 6, 2007
Contact	Norman Stout, Chief Executive Officer (480) 449-8900

Craig W. Rauchle, President and COO (775) 954-1200

Kurt R. Kneip, Sr. Vice President and CFO (480) 449-8900

INTER-TEL ANNOUNCES PRELIMINARY 2007 SECOND QUARTER NET SALES

TEMPE, AZ, July 6, 2007 - Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) today announced preliminary net sales results for the second quarter and six months ended June 30, 2007. Net sales for the quarter ended June 30, 2007 are expected to range from $113.5 million to $115.5 million, compared to net sales of $115.9 million for the second quarter of 2006. Net sales for the six months ended June 30, 2007 are expected to range from $223 million to $225 million, compared to net sales of $222.8 million for the corresponding six-month period in 2006.

Norman Stout, Inter-Tel’s Chief Executive Officer, stated, “We are releasing this preliminary net sales data to provide more current information to Inter-Tel stockholders as they consider how to vote on the proposed Mitel merger. In particular, we did not meet the second quarter net sales used in the projections in our proxy statement for the Mitel merger, and we also expect to be well below projected net sales for the second half of 2007 and the full year 2007, based on the current sales trends and trajectory.”

Preliminary net sales of core telephone systems and software in 2007 did not meet the level of such sales used in the projections, as a result of lower than anticipated larger size system sales and not meeting growth targets for smaller size system sales. While Inter-Tel remains optimistic about the sales potential of the 7000 family of network communications solutions, sales of larger line size systems, including the 7000 family, did not meet Inter-Tel’s projections.

Craig Rauchle, Inter-Tel’s President and Chief Operating Officer, added, “We are pleased that despite a significant amount of distraction and a difficult and highly competitive sales environment, our associates and sales channel personnel were able to achieve these overall levels of sales.”

Significant variables that could affect the actual level of net sales for the remainder of 2007 include the impact of the emerging competitive landscape in telephony, whether the Company is able to increase sales of larger line size systems, whether projected growth targets for smaller size systems sales can be realized, how sales of the Company’s products are impacted by the pending Mitel merger, and how the Company’s business and results of operations are impacted by the continued expense, distraction and disruption from proxy fights.

Inter-Tel does not intend to update the projections contained in its definitive proxy statement for the Mitel merger, but will include the preliminary net sales information described in this press release in a supplement to the definitive proxy statement which will be filed with the SEC and sent to Inter-Tel stockholders.

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding preliminary net sales results for the quarter and six months ended June 30, 2007. Forward-looking statements are statements that are not historical or current facts, statements based on assumptions, suppositions and uncertainties, statements about beliefs and expectations, and the Company management’s projections and evaluations of future events. Forward-looking statements may be statements in the future tense and often include the words “may,” “might,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “projects” or similar expressions. Forward-looking statements are subject to various risks and uncertainties. In particular, any statements regarding expectations with respect to future sales and profitability or management’s expectations of actual 2007 second-quarter net sales and related financial performance and other matters are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the Company’s control and may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Inter-Tel disclaims any intention or obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The preliminary net sales results for the second quarter of 2007 described in this press release have not been reviewed or audited by Ernst & Young, the Company’s independent registered public accounting firm, and are subject to confirmation and change. Risks and uncertainties that might cause actual results to differ from those reflected in the preliminary results include, but are not necessarily limited to, the risk that Inter-Tel’s actual net sales may be different from those anticipated; timing and size of orders from and shipments to major customers; proper identification of GAAP revenues and deferred revenues before all reviews have been completed; reliance on accounting systems, procedures and processes performed on an accelerated basis to identify the appropriate net sales volumes in the United Sates and in our international operations; and accounting for extended warranties and maintenance. Other important factors that might affect actual results, performance or achievements of the Company include, among other things, failure to complete the proposed merger with Mitel; the outcome of any discussions with or actions by Mr. Mihaylo and affiliated parties; effects of the announcement and pendency of the proposed Mitel merger; effects on the Company’s business associated with the announcement of Mr. Mihaylo’s leveraged recapitalization strategy or his proxy contest intentions; evolution in customer demand for the Company’s products and services; fluctuations in quarterly results and seasonality; uncertainty of future operating results; industry, competitive and technological changes; price and product competition; general market trends or economic changes, and the impact of recently enacted or proposed regulations. For a further list and description of risks and uncertainties that may impact the Company, please see the Company’s previously filed SEC reports, including the Company’s most recent Annual Report on Form 10-K filed March 15, 2007, its Form 10-Q filed on May 10, 2007, its Current Reports on Form 8-K, and the Company’s definitive proxy statement for the upcoming special meeting of stockholders.

Additional Information

In connection with the pending Mitel merger, Inter-Tel filed a definitive proxy statement with the Securities and Exchange Commission on May 29, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the definitive proxy statement and other documents filed by Inter-Tel can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger with Mitel. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in the definitive proxy statement for the special meeting of stockholders, which is scheduled for July 23, 2007.

Inter-Tel and the Inter-Tel logo are trademarks of Inter-Tel (Delaware), Incorporated.

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